Registration No. 333-________
                                                  Filed July 29, 1998


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933




                     COMMUNITY BANK SHARES OF INDIANA, INC.
    (Exact Name of Registrant as specified in its Articles of Incorporation)


               Indiana                                     35-1938254
        (State of incorporation)              (IRS Employer Identification No.)


                             202 East Spring Street
                            New Albany, Indiana 47150
          (Address of principal executive offices, including zip code)



                            1997 Stock Incentive Plan
             and Options to purchase Common Stock of the Registrant
          pursuant to an Agreement and Plan of Reorganization, dated as of December 17, 1997, between the Registrant and NCF Financial
               Corporation ("NCF"), upon conversion of outstanding
                   options to purchase NCF common stock issued
                       by NCF under its 1995 Stock Option
                         Plan (Full Title of the Plans)



                                                       Copies to:

Michael L. Douglas                         Raymond A. Tiernan, Esq.
President and Chief Executive Officer      Kenneth B. Tabach, Esq.
Community Bank Shares of Indiana, Inc.     Elias, Matz, Tiernan & Herrick L.L.P.
202 East Spring Street                     734 15th Street, N.W.
New Albany, Indiana  47150                 Washington, D.C.  20005
(812) 944-2224                             (202) 347-0300
(Name, address, and telephone number
 of agent for service)


                                Page 1 of 8 pages
                     Index to Exhibits is located on page 5.


                                         CALCULATION OF REGISTRATION FEE



          Title of                                          Proposed               Proposed
         Securities                                          Maximum                Maximum                  Amount of
           to be                   Amount to be          Offering Price            Aggregate               Registration
         Registered                Registered(1)            Per Share           Offering Price                  Fee

------------------------------------------------------------------------------------------------------------------------------

Common Stock, par
  value $0.10                            198,372 (2)           $ 20.00 (3)           $3,967,440 (3)           $1,170.40


Common Stock, par
  value $0.10                             54,028 (4)          $   4.89 (5)           $  804,477 (5)           $  237.32

Total                                        252,400                                   $4,771,917             $1,407.72

------------------------------------------------------------------------------------------------------------------------------

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares of common stock, par value $0.10 per share ("Common Stock") of Community Bank Shares of Indiana, Inc. ("Company" or "Registrant") as a result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock.

(2) Represents shares currently reserved for issuance pursuant to the Company's 1997 Stock Incentive Plan (the "Plan").

(3) Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(c) promulgated under the Securities Act. The Proposed Maximum Offering Price Per Share for the 198,372 shares for which stock options, stock appreciation rights or performance shares have not been granted under the Plan is equal to the closing sales price of the Common Stock of the Company on July 23, 1998 on the Nasdaq Stock Market, Small- Cap market.

(4) Represents the number of shares of Common Stock of the Company reserved for issuance as a result of the conversion of options to purchase common stock of NCF Financial Corporation ("NCF") into options to purchase Common Stock of the Company pursuant to an Agreement and Plan of Reorganization, dated as of December 17, 1997, between the Company and NCF.

(5) Estimated solely for the purpose of calculating the registration fee, which has been calculated pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended ("Securities Act"). The Proposed Maximum Offering Price Per Share is equal to the weighted average exercise price for the options, as converted, to purchase shares of Common Stock.

                           --------------------------

        This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act and 17 C.F.R. ss. 230.462.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

                  (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1997 filed with the Commission on March 27, 1998;

                  (b) All reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the financial statements in the Annual Report referred to in clause (a) above;

                  (c) The description of the Common Stock of the Company contained in the Company's Registration Statement on Form S-4 (File No. 333-46665) filed with the Commission on February 20, 1998, as amended;

                  (d) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

         Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not  applicable  since the Company's  Common Stock is registered  under
Section 12 of the Exchange Act.

Item. 5. Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Chapter 37 of the Indiana Business Corporation Law sets forth circumstances under which directors, officers, employees and agents may be insured or indemnified against liability which they may incur in their capacity as such. The Articles of Incorporation of the Company provide for indemnification of directors, officers, employees and agents of the Company to the full extent permitted by Indiana law. Such indemnity shall extend to expenses, including attorney's fees, judgments, fines and amounts paid in the settlement, prosecution or defense of the foregoing actions.

Item 7.  Exemption from Registration Claimed.

         Not applicable since no restricted securities will be reoffered or resold pursuant to this Registration Statement.

Item 8.  Exhibits

         The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

         No.   Exhibit                                                   Page

         4     Common Stock Certificate*                                  --

         5     Opinion of Elias, Matz, Tiernan & Herrick
                L.L.P. as to the legality of the securities              E-1

         23.1  Consent of Elias, Matz, Tiernan & Herrick
                L.L.P. (contained in the opinion included
                as Exhibit 5)                                             --

         23.2  Consent of Monroe Shine & Co.                             E-3

         24    Power of attorney for any subsequent
                amendments is located in the signature pages              --

         99.1  Community Bank Shares of Indiana, Inc.
                1997 Stock Incentive Plan**                               --

         99.2  NCF Financial Corporation 1995
                Stock Option Plan***                                      --




* Incorporated by reference from the Company's Registration Statement on Form S-1 (Commission File No. 33-87228) filed with the Commission on December 9, 1994, as amended.

** Incorporated by reference from the Company's Definitive Proxy Statement (Commission File No. 000-25766) filed with the Commission on March 27, 1997.

*** Incorporated by reference from NCF Financial Corporation's Annual Report on Form 10-KSB for the year ended June 30, 1997 (Commission File No. 000-26510) filed with the Commission on September 26, 1997.

Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         4. That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Indiana on July 28, 1998.



                                          COMMUNITY BANK SHARES OF INDIANA, INC.


                                  By:     /s/Michael L. Douglas
                                          Michael L. Douglas
                                          President and Chief Executive Officer


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints Michael L. Douglas his or her true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.



/s/Michael L. Douglas                                        July 28, 1998
-------------------------
Michael L. Douglas
Director, President and
 Chief Executive Officer
(Principal Executive Officer)


/s/C. Thomas Young                                           July 28, 1998
-------------------------
C. Thomas Young
Chairman of the Board


/s/James Stutsman                                            July 28, 1998
-------------------------
James Stutsman
Senior Vice President and Chief Financial
  Officer (Principal Financial and
  Accounting Officer)

/s/Robert E. Yates                                           July 28, 1998
-------------------------
Robert E. Yates
Director


/s/Gary L. Libs                                              July 28, 1998
-------------------------
Gary L. Libs
Director


/s/James W. Robinson                                         July 28, 1998
-------------------------
James W. Robinson
Director


/s/Timothy T. Shea                                           July 28, 1998
-------------------------
Timothy T. Shea
Vice Chairman


/s/Robert J. Koetter, Sr.                                    July 28, 1998
-------------------------
Robert J. Koetter, Sr.
Director


/s/Steve Stemler                                             July 28, 1998
-------------------------
Steve Stemler
Director


/s/Gordon Huncilman                                          July 28, 1998
-------------------------
Gordon Huncilman
Director


/s/Dale Orem                                                 July 28, 1998
-------------------------
Dale Orem
Director


/s/Kerry Stemler                                             July 28, 1998
-------------------------
Kerry Stemler
Director